Exhibit 99.1

Media Contact:

 kate.lowery@wholefoods.com – 512-542-0390

Investor Relations Contact:

cindy.mccann@wholefoods.com - 512.542.0204

Whole Foods Market® and FTC Reach Settlement

AUSTIN, TX. March 6, 2009.  Whole Foods Market, Inc. (NASDAQ: WFMI) today announced it has reached a settlement agreement resolving the Federal Trade Commission’s (FTC) antitrust challenge to Whole Foods Market’s August 2007 acquisition of Wild Oats Markets, Inc.

Pursuant to FTC protocol, the settlement agreement has been placed on public record for a 30-day comment period ending April 6, 2009, after which the FTC will issue a final ruling.  Under the terms of the agreement, a third-party divestiture trustee has been appointed to market for sale:

•      leases and related assets for 19 non-operating former Wild Oats stores, 10 of which were closed by Wild Oats prior to the merger and nine of which were closed by Whole Foods Market;

•      leases and related fixed assets (excluding inventory) for 12 operating acquired Wild Oats stores and one operating Whole Foods Market store; and

•      Wild Oats® trademarks and other intellectual property associated with the Wild Oats stores.

The divestiture trustee will have six months to market the assets to be divested.  For any good faith offers that are not finalized by the divestiture trustee during the six-month period, an extension of up to six months may be granted. This twelve month period may be further extended to allow the FTC to approve any purchase agreements submitted within that time period. The only other obligations on the Company imposed by the settlement agreement are in support of the divestiture trustee process.

“We are pleased to have reached a mutually-satisfactory agreement with the FTC.  We believe it was in the best interests of all our stakeholders to resolve this matter so we can dedicate our full attention to selling the highest quality foods available in our inviting store environments,” said John Mackey, chairman, chief executive officer, and co-founder of Whole Foods Market.  “It will be business as usual in the 13 operating stores to be marketed for sale. We are committed to serving our shoppers by continuing to operate these stores in the manner our customers deserve and expect.  We will be offering Team Members in stores that are sold the choice of either a guaranteed job offer in another store or an enhanced severance package.”

After receiving final approval by the FTC, which is expected prior to April 30, 2009, the Company expects to record a non-cash charge of approximately $19 million or less relating to the potential sale of the 13 operating stores.  These stores had combined sales of approximately $31 million in the first quarter of fiscal year 2009, or approximately 1.3 percent of the Company’s total sales of $2.5 billion.  The Company will incur some cash expenses relating to legal and trustee fees which are not expected to be material.  No material additional charges are expected related to the 19 closed properties, for which a lease liability reserve is already recorded, or related to the trademarks which have been fully amortized.

Background

The FTC had challenged the Company’s August 28, 2007 acquisition of Wild Oats Markets, Inc.  Prior to completion of the acquisition, the FTC had filed a motion in the United States District Court for the District of Columbia seeking a preliminary injunction to enjoin the acquisition. The FTC had also filed a complaint commencing an administrative proceeding challenging the acquisition.  On August 16, 2007, the United States District Court for the District of Columbia denied the FTC’s motion for a preliminary injunction. The FTC appealed denial of the preliminary injunction motion to the United States Court of Appeals for the District of Columbia Circuit and on July 29, 2008 the Court of Appeals reversed the District Court and remanded the case to the District Court for further proceedings.  On remand, the FTC renewed its motion for preliminary injunctive relief pending resolution of the administrative action, specifically seeking a hold separate order, the rebranding of all former Wild Oats stores, and the appointment of a trustee or special master to establish an independent management team for the former Wild Oats assets and oversee Whole Foods Market’s compliance with the order.  The administrative proceeding was scheduled to commence on April 6, 2009. On January 28, 2009, the FTC issued an order granting the Company’s motion to withdraw the administrative case from adjudication for the purpose of considering a proposed consent agreement that would resolve the administrative proceeding. A further order dated February 4, 2009 extended the withdrawal through March 6, 2009.

The addresses for the 13 operating stores offered for sale are:

•      7133 N. Oracle Rd., Tucson, AZ

•      8688 E. Raintree Dr., Scottsdale, AZ

•      2584 Baseline Rd., Boulder, CO

•      1651 Broadway St., Boulder, CO

•      3180 New Center Pt., Colorado Springs, CO

•      5910 S. University Blvd., Littleton, CO

•      9229 N Sheridan Blvd., Westminster, CO

•      340 N. Main St., West Hartford, CT

•      4301 Main St., Kansas City, MO

•      1090 St. Francis Dr., Santa Fe, NM

•      7250 W. Lake Mead Blvd., Las Vegas, NV

•      19440 N.W. Cornell Rd., Hillsboro, OR

•      6930 S. Highland Dr., Salt Lake City, UT

The addresses for the 19 non-operating Wild Oats stores offered for sale are:

•      5350 W. Bell Rd., Glendale, AZ

•      1422 N. Cooper Rd., Gilbert, AZ

•      874 E. Warner Rd., Gilbert, AZ

•      9028 W. Union Hills, Peoria, AZ

•      13823 N. Tatum Blvd., Phoenix, AZ

•      15569 W. Bell Rd., Surprise, AZ

•      200 W. Foothills Pkwy., Fort Collins, CO

•      8194 S. Kipling Pkwy., Littleton, CO

•      6424 Naples Blvd., Naples, FL

•      4600 Shelbyville Rd., St. Matthews, KY

•      87 Marginal Way, Portland, ME

•      8819-8833 Ladue Rd., St. Louis, MO

•      7831 Dodge St., Omaha, NE

•      517 N. Stephanie St., Henderson, NV

•      4879 S. Virginia St., Reno, NV

•      5695 S. Virginia St., Reno, NV

•      2077 N.E. Burnside St., Portland, OR

•      17711 Jean Way, Lake Oswego, OR

•      3736 W. Center Park Dr., West Jordan, UT

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About Whole Foods Market®

Founded in 1980 in Austin, Texas, Whole Foods Market (www.wholefoodsmarket.com), a leader in the natural and organic foods industry and America’s first national certified organic grocer,  was named “America’s Healthiest Grocery Store” in 2008 by Health magazine. The Whole Foods Market motto, “Whole Foods, Whole People, Whole Planet”™ captures the company’s mission to find success in customer satisfaction and wellness, employee excellence and happiness, enhanced shareholder value, community support and environmental improvement. Thanks to its 53,000 Team Members, Whole Foods Market has been ranked as one of the “100 Best Companies to Work For” in America by FORTUNE magazine for 12 consecutive years. In fiscal year 2008, the company had sales of $8 billion and currently has more than 275 stores in the United States, Canada, and the United Kingdom. Whole Foods Market, Fresh & WildTM, and Harry’s Farmers Market® are trademarks owned by Whole Foods Market IP, LP.  Wild Oats® and Capers Community MarketTM are trademarks owned by Wild Marks, Inc.

Forward-looking statements

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995.  Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, which could cause our actual results to differ materially from those described in the forward-looking statements.  These risks include but are not limited to general business conditions, the successful integration of acquired businesses into our operations, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition, changes in the Company’s access to available capital, the successful resolution of FTC matters, and other risks detailed from time to time in the SEC reports of Whole Foods Market, including Whole Foods Market’s report on Form 10-K for the fiscal year ended September 28, 2008.  Whole Foods Market undertakes no obligation to update forward-looking statements.